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                Consent of Independent Accountants



     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 27, 1996 appearing on page 71 of the Consolidated Edison Company of New York, Inc. Annual Report on Form 10-K for the year ended December 31, 1995.






PRICE WATERHOUSE LLP


New York, New York
May 23, 1996